Exhibit 31.2

Certification of Chief Financial Officer

I, Gerard G. Gorman, certify that:

1. I have reviewed this amended quarterly report of Immunomedics, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: July 2, 2012

/s/ Gerard G. Gorman
Gerard G. Gorman
Senior Vice President Finance and Chief Financial Officer